Agreement of Purchase and Sale

THIS AGREEMENT made as of the 12 day of August, 2005, between Duna Resources Ltd. (the "Vendor") and Lions Petroleum Inc. (the "Purchaser").

WHEREAS the Vendor has agreed to sell, and the Purchaser has agreed to purchase, on the terms and conditions set forth, all of the Vendor's right, title, estate and interest in and to the Assets as they are defined;

IN CONSIDERATION of the premises and the respective agreements of the parties set forth, the parties agree as follows:

1.   Interpretation

     1.1 Definitions. In this agreement, including the premises and any schedules to it:

           (1) "Adjusted Closing Payment" has the meaning ascribed to it in paragraph 4.1(2);

           (2) "Assets" means the Hydrocarbon Interest and the Miscellaneous Interests;

           (3) "Business Day" means any day of the week except Saturday, Sunday or any statutory holiday;

           (4)  "Closing" has the meaning ascribed to it in paragraph 4.1(1);

           (5)  "Closing Date" has the meaning ascribed to it in paragraph
                4.1(1);

           (6)  "Effective Time" has the meaning ascribed to it in paragraph
                2.3;

           (7) "Hydrocarbon Interests" means the interests of Vendor, as set forth in Schedule "A", in respect of the Leases and the Lands;

           (8) "Hydrocarbon Substances" means petroleum, natural gas and related hydrocarbons and any other substances, whether gaseous, liquid or solid, and whether hydrocarbons or not (including sulphur), which might be produced in association with them or any of them;

           (9) "Lands" means the land described in Schedule "A" and, except as otherwise expressly noted in the Schedule, includes all Hydrocarbon Substances within, on or under the lands;

           (10) "Land Records" means all of the Vendor's files, records, agreements, documents, reports and other material of whatever nature pertaining to the Assets;

           (11) "Leases" means collectively the various leases, reservations, permits, licences and other documents of title by virtue of which the holder is entitled to explore for, drill for, recover, remove or dispose of Hydrocarbon Substances forming part of the Lands, including, without limitation, the leases, reservations, permits, licences and other documents of title described in Schedule "A";

           (12) "Miscellaneous Interests" means the interests of the Vendor (other than Hydrocarbon Interests) in all property, assets and rights ancillary to its Hydrocarbon Interests, including, without limitation, the entire interests of the Vendor in:

               (a) all contracts, agreements and documents (including any pooling agreements, unit agreements, unit operating agreements and agreements for the construction, ownership or operation of facilities) relating to its Hydrocarbon Interests, Leases, Lands (or any lands with which they have been pooled or unitized), or any rights in relation to them;

               (b) all subsisting rights to enter on, use and occupy the surface of any of the Lands (or any lands with which they have been pooled or unitized), of any lands to be traversed in order to gain access to any of its Lands;

               (c) all well, pipeline and other permits, licences and authorizations relating to its Hydrocarbon Interests, Leases, Lands (or any lands with which they have been pooled or unitized);

               (d) all Hydrocarbon Substances in the course of production from its Lands (or any lands with which they have been pooled or unitized) but not at the Effective Time beyond the wellhead; and

               (e) all books, records and documents, and all geological, geophysical, engineering and other reports and data, relating to its Hydrocarbon Interests, Leases, Lands (or any lands with which they have been pooled or unitized); and

          (13) "Purchase Price" has the meaning ascribed to it in paragraph
               2.2.

     1.2 Schedules. The following schedules are annexed to this agreement and form a part of it;

          Schedule "A"    Schedule of Lands, Leases, Hydrocarbon Interests and
          Wells;

          Schedule "B" List of encumbrances, liens, royalties and other claims to the Assets.

          Schedule "C"   Non-convertible Overriding Royalty Agreement.


     1.3 Headings. The insertion of headings in this agreement is for convenience of reference only and shall not affect the construction or interpretation of it.

     1.4 Entire agreement. This agreement expresses and constitutes the entire agreement between the parties with respect to the purchase and sale of the Assets, and maybe amended only by written instrument executed by the Vendor and the Purchaser.

2.   Purchase and sale

     2.1 Purchase and sale. The Vendor agrees to sell the Assets to the Purchaser, and the Purchaser agrees to purchase the Assets from the Vendor, all on the terms and conditions set forth in this agreement.

     2.2   Purchase price.

           The consideration for the sale of the Assets shall be ten thousand dollars ($10,000) in Canadian funds (the "Cash Consideration") and 10,000 fully paid and non-assessable shares in the common stock of the Purchaser (the "Share Consideration") payable in accordance with the provisions of paragraph
4.1 (collectively the "Purchase Price").

           The Purchaser reserves to the Vendor a 3% non-convertible overriding royalty without deductions (the "Overriding Royalty") and the Purchaser and the Vendor shall enter into an agreement for the Overriding Royalty in the same form as Schedule "C" (the "Non-convertible Overriding Royalty Agreement"). Fully xecuted copy of the Non-convertible Overriding Royalty Agreement shall be exchanged by the Purchaser and the Vendor at Closing.

     2.3 Adjustments. The effective time for adjustments in respect of the conveyance and assignment of the Assets (the "Effective Time") shall be 12 noon on the 31st day of May, 2005, and all benefits and obligations of every kind and nature accruing, payable or paid in respect of the Assets, including, without limitation, prepaid land rentals, operating costs, capital costs, governmental incentives and proceeds from the sale of production shall be adjusted between the Vendor and the Purchaser as of the Effective Time. In clarification, the Vendor and the Purchaser acknowledge that:

           (1) all costs of whatever nature incurred in connection with work performed or goods or services provided in respect of the Assets prior to the Effective Time shall be borne by the Vendor, regardless of the time at which they became payable;

           (2) Hydrocarbon Substances produced for marketing, and beyond the wellhead at the Effective Time, shall not form part of the Assets, and adjustments between the parties shall account for the same on the basis of proceeds realized on a "first-in, first-out" basis; and

           (3) any royalty tax credits accruing to the Vendor in respect of Hydrocarbon Substances attributable to the Assets produced subsequent to the Effective Time shall be for the credit of the Purchaser.

3.   Interim matters

     3.1   Title examination and evaluation.   From and after the date of this
agreement the Vendor shall, if and as requested by the Purchaser, make or cause to be made available for the review of the Purchaser and the Purchaser's Solicitors all Leases, agreements, correspondence, reports, records and other documents and materials which in any manner relate to or affect Vendor's Hydrocarbon Interests, and to which the Vendor has or can obtain access. The Purchaser may, if it so chooses, at the Purchaser's sole expense, cause its solicitors to undertake an investigation of any Vendor's title to its Hydrocarbon Interests.

     3.2 Interim Provisions. During the period from the date of this agreement to the Closing Date the Vendor shall, to the full extent that the nature of its interest permits, continue to ensure that the Assets are operated and maintained in a proper and prudent manner in accordance with good industry practices, and the Vendor shall not, without the prior written approval of the Purchaser:

           (1) authorize or make any expenditure in respect of the Assets, other than:

                 (a) usual operating expenditures incurred and allocatable to its Assets pursuant to existing operating agreements with arm's length third parties;

                 (b) capital expenditures required in accordance with good industry practice, to a maximum of $5,000 gross expenditure for any single operation; and

                 (c) expenditures required by reason of an emergency even endangering life or property;

           (2)   propose or initiate any operations in respect of the Assets;

           (3)   surrender or abandon any of the Assets; or

           (4)   amend any agreement or instrument relating to the Assets.

4.   Completion

     4.1   Closing and adjustments.

           (1) The closing of the purchase and sale contemplated in this agreement ("Closing") shall take place at the offices of Leschert and Company, Suite 2760, 200 Granville Street, Vancouver, British Columbia, Canada V6C 1S4, at noon on August 19th, 2005 (the "Closing Date"), or at any other place and time, or on any other Closing Date, as may be mutually agreed on in writing.

           (2) At Closing the Vendor and the Purchaser shall, to the extent practicable, adjust and settle accounts pertaining to the Assets in the manner contemplated by paragraph 2.3. The adjustments and settlements shall be evidenced by interim statements of adjustments signed by the Vendor and the Purchaser at Closing, and the Purchase Price amount shall for Closing settlement purposes be adjusted either upward or downward, as applicable, to reflect the adjustments and settlements. All accountings and adjustments not readily ascertainable at the Closing Date shall be settled between the parties on an item-by-item basis as soon after the Closing Date as they become ascertainable, and the Vendor and the Purchaser shall attempt in good faith to have signed within 30 days after the Closing Date a statement of adjustments which is expressly stated to be a final statement of all adjustments.

     4.2 Purchaser's conditions precedent. The following shall be conditions precedent to the Purchaser's obligation to complete the purchases contemplated by this agreement;

           (1) the Purchaser shall on or before the Closing Date have received legal opinions or title reports in form and substance satisfactory to the Purchaser, which shall address title and confirm that the Vendor's Hydrocarbon Interests correspond to the interests described in Schedule "A";

           (2) the Purchaser shall on or before the Closing Date have become satisfied that there are no substantive material defects in the physical condition of the Assets, and that there are no substantive flaws in or terms of agreements and arrangements relating to the operation of the Assets and to the production, transportation, processing and sale of production from or allocatable to the Assets which would materially adversely affect the aggregate value of the Vendor's Hydrocarbon Interests;

           (3) except as shall have been approved in writing by the Purchaser, there shall not between the date of the agreement and the Closing Date have occurred any damage to or alteration of the Assets (including any amendment to any agreement or instrument forming a part) which, in the Purchaser's opinion, would materially adversely affect the aggregate value of the Assets;

           (4) the Vendor's representations and warranties contained in paragraph 5.1 shall be true and correct as at the date of Closing, the Purchaser shall not at the Closing Date be aware of any facts indicating to the contrary, and the Vendor shall on the Closing Date have delivered to the Purchaser a certificate of the Vendor, dated as of the Closing Date, stating that the representations and warranties contained in paragraph 5.1 are true and correct as at the Closing Date;

           (5) the Purchaser shall on the Closing Date have received the following:

                 (a) all other transfers, conveyances, assignments, novation agreements, notices and other documents and instruments as the Purchaser may reasonably request for the purpose of effecting the purchase and sale of all of the Assets in accordance with the terms of this agreement, executed by the respective Vendor in all cases in which the Vendor is the appropriate signatory (but execution by third parties shall not be required);

                 (b)   the land records; and

                 (c) an absolute assignment from the Vendor in respect of the right to receive revenues derived from or attributable to the Assets;

           (6) the Purchaser shall on or before the Closing Date receive regulatory authorities acceptance for the filing of this Agreement and their consent to the completion of the transactions contemplated herein, including, without limiting the generality of the foregoing, the allotment and issuance of the Share Consideration and the payment of the Cash Consideration; and

           (7) the Vendor shall have complied fully with the provisions of paragraph 3.2.

The foregoing conditions shall be for the sole benefit of the Purchaser and may be waived in whole or in part by the Purchaser in writing. In the event that any of the foregoing conditions is not satisfied or waived on or before the date specified for its satisfaction, the Purchaser shall be entitled to terminate this agreement by notice in writing given to the Vendor on or before the earlier of the Closing Date and the five Business Days following the date specified for the satisfaction of the unsatisfied condition precedent.

     4.3   Vendor's conditions precedent.

           (1) The following shall be conditions precedent to the Vendor's obligation to complete the sale by this agreement;

                 (a) the Purchaser shall on the Closing Date have delivered to the Vendor certified or solicitor's trust cheques in an aggregate amount equal to the Adjusted Closing Payment, payable to the Vendor;

                 (b) the Purchaser not having received a notice pursuant to s.23(3)(b) of the Investment Canada Act (Canada) in respect of the sale and purchase of the Assets; and

                 (c) the Purchaser's representations and warranties contained in paragraph 5.2 shall be true and correct as at the date of this agreement and as at the Closing Date, the Vendor shall not at the Closing Date be aware of any facts indicating to the contrary, and the Purchaser shall on or before the Closing Date have delivered to the Vendor a certificate of the Purchaser, dated as of the Closing Date, stating that the representations and warranties contained in paragraph 5.2 are true and correct as at the Closing Date.

           (2) The foregoing conditions shall be for the sole benefit of the Vendor and may be waived in whole or in part by the Vendor in writing. In the event that any of the foregoing conditions is not satisfied or waived on or before the Closing Date, the Vendor shall be entitled to terminate this agreement by notice in writing given to the Purchaser on the Closing Date.

     4.4 Possession and risk. If the purchase and sale contemplated is completed, possession and risk of the Assets shall be deemed to have passed to the Purchaser at the Effective Time.

     4.5 Post-completion administration. If the purchase and sale contemplated is completed, then until that time as the Purchaser becomes the recognized holder of the Assets in the place and stead of the Vendor, the provisions of paragraph 3.2 shall apply, mutatis mutandis, in respect of the Assets, and the Vendor shall;

           (1) hold and stand possessed of the Assets fully on behalf of the Purchaser, and receive and hold all proceeds, benefits and advantages accruing in respect of the Assets fully for the benefit, use and ownership of the Purchaser, without entitlement at any time to commingle any of them with its own or any other assets;

           (2) within five Business Days of the date of receipt, deliver to the Purchaser all revenues, proceeds and other benefits of any nature received by it in respect of the Assets;

           (3) in a timely manner deliver to the Purchaser all third party notices and communications received by it in respect of the Assets;

           (4) in a timely manner deliver to third parties all the notices and communications as the Purchaser may reasonably request, and all the moneys and other items as the Purchaser may reasonably provide in respect of the Assets; and

           (5) as agent of the Purchaser, do and perform all acts and things, and execute and deliver all agreements, notices and other documents and instruments, as the Purchaser may reasonably request for purposes of facilitating the exercise of rights incidental to the ownership of the Assets; provided, however, that the Vendor shall not be liable to the Purchaser for any loss or damage suffered by the Purchaser in connection with the arrangement established by this paragraph, except to the extent that the loss or damage is caused by the Vendor's negligence, its willful misconduct or its breach of its contractual obligations under this paragraph, and the Purchaser shall indemnify the Vendor from and against any liability, loss, costs, claims or damages arising out of the good faith performance by the Vendor of its obligations under this paragraph. Nothing in this paragraph contained shall be construed as restricting or limiting in any manner any of the other covenants, warranties, representations and other obligations of the parties.

5.   Representations and warranties

     5.1 Vendor's representations. The Vendor covenants with, and represents and warrants to, the Purchaser that;

           (1) it is a corporation duly incorporated and validly subsisting with full capacity to sell its Assets, and to otherwise transact the affairs contemplated by this agreement, in accordance with the provisions of it;

           (2) it has good right and full power and authority to sell its Assets in accordance with the provisions of this agreement, it has taken all corporate actions necessary to authorize the execution and delivery of this agreement and will at the Closing Date have taken all corporate actions necessary to authorize and complete the sale of its Assets in accordance with the provisions of this Agreement, and this Agreement has been validly executed and delivered, and it and all other documents executed and delivered by or on behalf of it pursuant to it shall constitute legal, valid and binding obligations of it enforceable in accordance with their respective terms and conditions;

           (3) completion of the sale of its portion of the Assets in accordance with the terms of this agreement will not be in conflict with, constitute a default under, or be in violation or breach of;

                 (a) any agreement or instrument to which it is a party or by which it is bound, or

                 (b) any judgment, decree, order, law, statute, rule or regulation applicable to it;

           (4) although the Vendor does not warrant its title to the Hydrocarbon Interests, it does represent and warrant that:

                 (a) it is aware of no act or thing having been done whereby any of its interest in the Assets or any of them might be canceled or determined, nor has it encumbered or alienated or become aware of any encumbrance or alienation of, or caused or suffered to exist any third panty right, demand or claim in respect of, the Assets or any interest in them, and the Assets are now, and will be conveyed to the Purchaser, free and clear of all liens, encumbrances, royalties and other third party claims and interests of any nature created by, through, or under it (excepting only any of the third party claims and interests expressly identified in Schedule "B" which may have been so created);

                 (b) it has received no notice of default, and is aware of no default or notice of default, relating to the Assets or any of them, and it has, to the extent of its interest, and in accordance with the nature of its interest, paid or has caused to be paid within applicable time-limits all production royalties, and performed and observed or caused to be performed and observed all obligations and covenants, required on its part to keep the Leases and any of them in full force and effect;

                 (c) it is not a party to, and is not aware of, any action, suit or other legal, administrative or arbitration proceeding or governmental investigation, actual or threatened, which might reasonably be expected to result in impairment or loss of any of its interests in the Assets or any part, and there is no particular circumstance, matter or thing known to it which could reasonably be anticipated to give rise to any action, suit or other legal, administrative or arbitration proceeding or governmental investigation;

                (d) subject to the terms and conditions of the Leases, the Purchaser may, on the completion of the purchase and sale contemplated, enter into and on and hold and enjoy the Lands for the residue of the respective terms of the Leases and all renewals of it, without any lawful interruption from or by the Vendor or any person claiming by, through or under the Vendor; and

                (e) to the best of its knowledge, except as noted in Schedule "B", none of its Hydrocarbon Interests are subject to reduction by virtue of the conversion or other alteration of any third party interest relating to it;

           (5) there are at the date of this agreement no authorizations for expenditure or other financial commitments which are outstanding or due, or which may become due, in respect of its portion of the Assets or operations relating to it;

           (6) it is not a non-resident within the meaning of s. 116 of the Income Tax Act (Canada);

           (7)   (a)   there are no production sales agreements or
arrangements under which Vendor, or any party acting on its behalf, is obligated to sell or deliver Hydrocarbon Substances allocatable to its Hydrocarbon Interests to any party; and

                 (b) neither the Vendor nor any party acting on its behalf is obligated to deliver Hydrocarbon Substances allocatable to its Hydrocarbon Interests to any party without in due course receiving and being entitled to retain full payment at current contract prices;

           (8) all ad valorem, property, production, severance and similar taxes and assessments based on or measured by the ownership of property or the production of its Hydrocarbon Substances, or the receipt of proceeds from it, payable in respect of the Assets prior to the date of this agreement have been properly and fully paid and discharged, and there are no unpaid taxes or assessments which could result in a lien or charge on the Assets;

           (9) to the best of its knowledge after due inquiry, except as will be disclosed in writing to the Purchaser, none of its Assets are subject to any preferential right of purchase or other preemptive right whereby any party would have the right to acquire any of its Assets as a consequence of it having agreed to sell its Assets to the Purchaser in accordance with it, and none of its Assets are subject to any provision requiring consent of a third party to the sale of its Assets to the Purchaser in accordance with it; and

           (10) the Workers' Compensation Board of Alberta does not possess, and is not entitled to, a charge on or lien against any of the Assets.

     5.2 Purchaser's representations. The Purchaser covenants with, and represents and warrants to each Vendor that:

           (1) the Purchaser is a corporation duly incorporated and validly subsisting under the laws of the State of Delaware and the Purchaser has full capacity and authority to purchase the Assets, and to otherwise transact the affairs contemplated by this agreement, in accordance with the provisions of it;

           (2) the Purchaser has taken all corporate actions necessary to authorize the execution and delivery of this agreement and will at the Closing Date have taken all corporate actions necessary to authorize and complete the purchase of the Assets in accordance with the provisions of this agreement, and this agreement has been validly executed and delivered, and it and all other documents executed and delivered by or on behalf of the Purchaser pursuant to it shall constitute legal, valid and binding obligations of the Purchaser enforceable in accordance with their respective terms and conditions;

           (3) completion, of the purchase of the Assets in accordance with the terms of this agreement will not be in conflict with, constitute a default under, or be in violation or breach of:

                 (a) any agreement or instrument to which the Purchaser is a party or by which it is bound; or

                 (b) any judgment, decree, order, statute, rule or regulation applicable to the Purchaser; and

      5.3 Enforcement limitation. Absent fraud on the part of the respective Vendor, the Purchaser shall not be entitled to enforce any claim for any breach or failure of any representation and warranty contained in paragraph 5.1 unless it shall within one year of the Closing Date have given the Vendor written notice of the claim, including particulars of the representation and warranty alleged to have failed or been breached and of the alleged facts giving rise to the breach or failure. Similarly, absent fraud on the part of the Purchaser, neither the Vendor shall be entitled to enforce any claim for any breach or failure of any representation and warranty contained in paragraph 5.2 unless it shall within one year of the Closing Date have given the Purchaser written notice of the claim, including particulars of the representation and warranty alleged to have failed or been breached and of the alleged facts giving rise to the breach or failure.

6.   Recourse

     6.1   Indemnification.

           (1) The Vendor shall continue to remain liable for and shall indemnify the Purchaser from and against any liability, loss, costs, claims or damages (including legal costs on a solicitor/client basis) arising out of any matter or thing pertaining to the Assets and arising or occurring prior to the Effective Time, provided that this indemnity is not in any way a title warranty, and does not provide an extension of any warranty contained elsewhere in this agreement. Provided that possession and risk pass in accordance with the provisions of paragraph 4.4, the Purchaser shall indemnify the Vendor from and against any liability, loss, costs, claims or damages (including legal costs on a solicitor/client basis) arising out of any matter or thing pertaining to the Assets and arising or occurring subsequent to the Effective Time. Each of the foregoing indemnifications applies only to the extent that the liability, loss, costs, claims or damages suffered or incurred by the injured party have not arisen as a result of its negligence or willful misconduct, or as a result of the breach of any of its covenants, warranties, representations or other obligations under this agreement.

           (2) The Vendor assigns to the Purchaser all insurance proceeds which may be received or receivable by or on behalf of the Vendor in connection with any liability, loss, costs, claims or damages for which the Vendor may be liable to the Purchaser pursuant to the provisions of paragraph 6.1(1), and agrees to take all the actions as may reasonably be required to ensure that the proceeds are paid to the Purchaser as soon as is reasonably practicable after they become payable. The proceeds shall if received by the Vendor be held in trust by the Vendor for the Purchaser and paid over to it, and the Purchaser shall be fully subrogated into and shall have full rights of substitution into all applicable policies of insurance held by or on behalf of the Vendor.

     6.2 Substitution and subrogation. To the extent that it is possible, the Vendor shall convey its portion of the Assets to the Purchaser with full right of substitution and subrogation of the Purchaser in and to the position of the Vendor with respect to the benefit of all covenants and warranties by others given or made in respect of the Assets or any part of it.

7.   General

     7.1 Consequences of termination. Notwithstanding anything to the contrary contained in this agreement, if this agreement is terminated in accordance with its terms prior to the completion of the purchase and sale contemplated by it, then except as concerns covenants, warranties, representations or other obligations breached prior to the time at which termination occurs, and except as concerns any cost payment obligations incurred under the provisions of this agreement, the parties shall be released from all of their obligations under this agreement.

     7.2 Purchase Price allocation. The respective Purchase Prices shall be paid, allocated and attributed by the Vendor and the Purchaser as follows:

           (1)   to the Miscellaneous Interests - $1.00

           (2)   to the Hydrocarbon Interests - balance of the Purchase Price

     7.3 Brokers' Fee. Neither party shall be liable for the payment of any commissions or compensation in the nature of finders' fees to any broker or agent acting on behalf of the other party, and each of the parties agrees to indemnify the other from any payment or claim and from any liability, loss, costs (including legal costs on a solicitor/client basis) or damages suffered or incurred in connection with them.

     7.4 Communications. All notices and other communications given in connection with this agreement shall be in writing, and the respective addresses of the parties for the service of any notices or other communications shall be as follows:

           To the Purchaser:   Lions Petroleum Inc
                               600 17th Street
                               Suite 2800 South
                               Denver, CO 80202
                               Attention: Dale M. Paulson

           With a copy to:     Leschert and Company
                               Suite 2760, 200 Granville Street
                               Vancouver, British Columbia V6C 1S4
                               Attention: Allen D. Leschert

           To the Vendor:      Duna Resources Ltd.
                               622, 206 7th Ave. S.W.
                               Calgary, Alberta

Any notices or other communications shall be sufficiently given if delivered by hand or by reputable courier service, or, absent postal disruption, if sent by registered mail, postage prepaid, posted within Canada, to the parties at their respective addresses for service as set forth. Any notice or other communication given shall be deemed to have been given and received on the second Business Day on which it is presented during normal business hours at the address for service of the addressee of this agreement. Either party may change its address for service by notice in writing to the other party.

     7.5 Assignment. No party shall be entitled to assign any interest in this agreement without the consent of the other party.

     7.6 Enurement. This agreement shall enure to the benefit of and be binding on the parties and their respective successors and permitted assigns.

     7.7   Time of essence.  Time shall be of the essence.

     7.8 Governing law. This agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia, and each of the parties submits to the jurisdiction of the courts of the Province of British Columbia for the interpretation and enforcement of it.

     7.9 Further assurances. Each of the parties shall on and after the Closing Date, without further consideration, do and perform all further acts and things, and execute and deliver all further agreements, assurances, deeds, assignments, conveyances, notices, releases and other documents and instruments, as may reasonably be required to more fully assure the conveyance of the Assets to the Purchaser in accordance with the provisions of this agreement and otherwise to assure the carrying out of the intent and purpose of this agreement.

     7.10 Waiver. No waiver by either party shall be effective unless in writing, and a waiver shall affect only the matter, and the occurrence of it, specifically identified in the writing granting the waiver and shall not extend to any other matter or occurrence.

     7.11 Non-merger. The provisions contained in this agreement shall survive the Closing and shall not merge in any conveyance, transfer, assignment, novation agreement or other document or instrument issuing pursuant hereto or in connection with it.

IN WITNESS WHEREOF the parties have executed and delivered this agreement as of the date first written above.

LIONS PETROLEUM INC.

Per:

/s/ Dale Paulson
--------------------------------
Name: DALE M. PAULSON
Title: PRESIDENT & CEO


DUNA RESOURCES LTD.

Per:

/s/ Gary Earl
--------------------------------
Name: GARY EARL
Title: PRESIDENT

                        List of Schedules


Schedule "A" - Lands, Leases, Hydrocarbon Interests and Wells
Schedule "B" - List of encumbrances, liens, royalties and other claims to the assets
Schedule "C" - Non-convertible Overriding Royalty Agreement